Exhibit 3.118

KANSAS SECRETARY OF STATE Limited Liability Company Articles of Organization, Kansas		THIS SPACE FOR OFFICE USE ONLY

Memorial Hall, 1st Floor 120 S.W. 10th Avenue Topeka, KS 66612-1594	(785) 296-4564 kssos@ks.gov https://sos.kansas.gov

1. Name of the limited liability company:	SprintCom LLC

2. Name of resident agent and address of registered office in Kansas:	Name Corporation Service Company
Street Address 2900 SW Wanamaker Drive, Suite 204
Must be a Kansas street address. A P.O. Box or Rural Route/Box is unacceptable.	City Topeka	State KS	Zip 66614

3. Mailing address: Address will be used to send official mail from the Secretary of State’s Office	Name Legal Dept. - Corporate Governance
Street Address 12920 SE 38th Street
City Bellevue	State WA	Zip 98006	Country USA

4. Tax closing month:	December

5.	I declare under penalty of perjury pursuant to the laws of the state of Kansas that the foregoing is true and correct.

(The signature of one or more authorized persons to form the limited liability company is required)

Signature of Authorized Person
/s/	Frederick Williams

Effective Date: 12/31/2021

1/1 K.S.A. 17-7673

Rev. 12/28/19 tc